Exhibit No. 23

                  CONSENT OF ERNST & YOUNG INDEPENDENT AUDITORS


   We consent to the incorporation by reference,

   (a) in the Registration Statement (Form S-8 No. 2-79770) pertaining to Journal Communications, Inc. Employes' Individual Retirement Agreement and in the related prospectus,

   (b) in the Registration Statement (Form S-8 No. 33-14771) pertaining to Journal Employes' Stock Trust and in the related prospectus, and

   (c) in the Registration Statement (Form S-8) pertaining to Journal Communications, Inc. Employes' Stock Trust and in the related prospectus submitted to the Securities and Exchange Commission for filing on March 12, 1991 with respect to 500,000 units of beneficial interest in said trust, of our report dated February 10, 1994 with respect to the consolidated financial statements and financial statement schedules of Journal Communications, Inc. included in this Annual Report (Form 10-K) of Journal Communications, Inc.




   Milwaukee, Wisconsin          ERNST & YOUNG
   March 24, 1994